                      JODY M. WALKER
                     Attorney-At-Law
                   7841 South Garfield
                  Way Littleton, CO
                  80122
                 Telephone: (303) 850-
                 7637 Facsimile: (303)
                 220-9902

                      September 21, 1997
Re:     OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN THE
REGISTRATION STATEMENT ON FORM S-8 OF GLOBUS CELLULAR, LTD.

I am securities counsel for the above mentioned corporation and I have prepared the registration statement on Form S-8. I hereby consent to the inclusion and reference to my name in the Registration Statement on Form S-8 and any documents incorporated by reference into said document for Globus Cellular & User Protection, Ltd.

It is my opinion that the securities registered with the Securities and Exchange Commission pursuant to Form S-8 Registration Statement of Globus Cellular & User Protection, Ltd. will be legally issued, fully paid and non assessable.


Very truly yours,



/s/Jody M. Walker
-------------------------
Jody  M. Walker